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                                                                   EXHIBIT 10.14

                        EXCLUSIVE DISTRIBUTION AGREEMENT

                                     between

                                  MEDIREHA GmbH
                         Medical Rehabilitation Products
                       Am Laidholzle 1 - 2, 79244 Umkirch
                represented by its sole authorized representative
                          Managing Director Gerd Knoll

                       - hereinafter the "Manufacturer" -

                                       and

                                   Ormed GmbH
                       Herzhauser Str. 112, 79100 Freiburg
                      represented by the Managing Directors
                      Rudiger Hausherr and Michael Gensitz

                        - hereinafter the "Distributor" -

                                                                           - 1 -

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1.    Exclusive Distribution, Supply

1.1. Effective 1 July 1998, the Manufacturer grants exclusive distribution of the products designated in Annex 1 of this agreement (agreement products) to the Distributor. Agreement products include products that the Manufacturer places into production or distribution as subsequent or supplemental products to the products designated herein.

1.2. The Distributor buys and sells in its own name and for its own account. The Distributor is not entitled to act as a legal representative for the Manufacturer.

1.3. The Manufacturer will only use additional distributors or supply the business operations of third parties with the agreement products or similar products with the approval of the Distributor.

1.4. The Distributor may only manufacture and/or distribute products that are identical or similar to the objects of the agreement designated in Annex 1 of this agreement and/or are in competition with the objects of this agreement with the approval of the Manufacturer.

1.5. The Manufacturer shall supply the Distributor with the agreement products as part of its ordinary course of business.

                                                                           - 2 -

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2.    Prices and Delivery Conditions

2.1. The product prices the Distributor is to pay to the Manufacturer can be found in Annex 2 of this agreement. The product prices shall be redetermined at the beginning of each calendar year, no later than 31 January. Terms of invoice payment are 60 days after delivery. If the parties to the agreement cannot agree on the redetermination of product prices, then they are to use the producer price index for commercial products for domestic sale as a guideline. The standard to be used is the increase in this index against the date of the last price redetermination.

2.2. Product orders by the Distributor are binding on the Manufacturer and are to be delivered within a reasonable period in the ordinary course of business of the Manufacturer. Individual transactions between the Manufacturer and the Distributor, except as otherwise provided for in this agreement, are governed by the applicable legal regulations.

2.3. The objects of the agreement remain the property of the Manufacturer until complete payment of all obligations arising from the contractual relationship. The Distributor is not authorized to pledge or otherwise assign the objects of the agreement. The Distributor shall immediately notify the Manufacturer in writing of all changes in location and interventions by third parties, especially attachments and pledges. The Distributor is, however, authorized to resell the products in the regular and normal course of its business, but assigns any purchase price claims arising herefrom up to the amount of the total claim of the Manufacturer to the Manufacturer in advance for purposes of security. The Distributor is entitled to collect claims arising from the resale of reserved goods until such time as the Manufacturer has announced the assignment of claims to the assigned debtor. The Manufacturer is, however, only entitled to such announcement
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      in case of default in payment, protest of a bill or check or insolvency on the part of the Distributor. The Manufacturer may then collect the claims itself after the announcement. The Distributor is obligated to make the information and documentation necessary for collection available to the Manufacturer and, upon instruction by the Manufacturer, to notify the assigned debtor of the assignment.

      The Distributor is not allowed to assign these claims to third parties.

      If the Distributor is overdue by more than 3 weeks in payment of the purchase price, the Manufacturer is entitled, at the expense of the Distributor, to demand return of the reserved goods and to hold them until such time as complete payment is made. The demand for the return of the goods serves only to ensure the purchase price claim of the Manufacturer; all other obligations in relation to the sales contract - with the exception of the Distributor's temporary possessory right - are maintained in their entirety.

      At the request of the Distributor, the Manufacturer will release, in its discretion, the collateral to which it is entitled under the above conditions to the extent that its realizable value exceeds the claims being secured by 20%.

2.4. The Distributor is obligated to purchase from the Manufacturer the minimum delivery amounts set forth in Annex 3. The minimum delivery amount shall be determined annually between the parties to the agreement together with the delivery prices. In this process, the minimum delivery amount must amount to at least 85% of the delivery amount of the respective prior year, and at least 85% of the delivery amount of the year 1997. On the basis of the business appraisal of the Manufacturer, a review will be carried out every six months in such a way that the delivery amount is compared to the corresponding six months of the previous year. If the delivery amount in a half year in comparison with the corresponding six months of the previous half year - taking into consideration

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      the redetermination of delivery amounts - is considerably lower, i.e., by more than 15%, then the Manufacturer is released from the exclusive relationship under 1.3. if the Distributor, after the corresponding notice from the Manufacturer, does not correspondingly increase its orders in such a way that the total delivery amount for the year is less than 15% under the comparable delivery amount for the previous year (whereby it should be noted that the minimum delivery amount is based on 85% of the delivery amount in 1997). The Manufacturer's commitment under 1.3. is again in effect as soon as the Distributor has ordered sufficient quantities to make up for the deficit within one of the next six-month periods. The Distributor's commitment under 1.4. remains in effect in all cases.

2.5. The Manufacturer releases the Distributor from third-party legal claims on or arising from changes, reductions or damages in connection with defects in the agreement products. This does not apply if the defects were not present upon transfer of risk to the Distributor or if the agreement products are considered to be approved by the Distributor (ss. 377 HGB - German Commercial Code). Furthermore, this release does not apply to claims based on a warranty made by the Distributor if the warranty goes beyond a warranty made by the Manufacturer. The Distributor bears the burden of proof for the existence of the conditions for such releases.

3.    Distribution Conditions

      The Distributor may freely establish prices and conditions with respect to third parties.

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4.    Duration of the Agreement, Termination

4.1. The initial duration of the agreement is 5 years. It is automatically extended for 2 years at a time if notice of termination is not given at least 12 months prior to expiration. The first possible termination date is thus 30 June 2003.

4.2.  The right to terminate this agreement for cause remains unaffected.

4.3. Notice of termination must be given in writing. If such notice is sent by registered mail, it is considered to be sent if there has been an unsuccessful attempt to deliver and a notice of delivery has been left for the recipient.

4.4. Notice of termination and ending of this agreement as such do not affect the individual transactions entered into between the Manufacturer and the Distributor in the course of its execution. The Manufacturer shall continue to supply the Distributor under the conditions valid at that date in such a way that the Distributor can fulfill transactions entered into with third parties up to the end of the contractual relationship.

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5.    Written Form, Severability

5.1. No supplementary agreements to this agreement have been made. Modifications or additions must be made in written form to be legally valid. This also applies for any waiver of the requirement of written form.

5.2. Should any of the provisions of this agreement be or become invalid or if the agreement contains gaps or omissions, this shall not affect the validity of the remaining provisions of the agreement. The parties hereto are obligated to replace the invalid provision or the gaps or omissions with a provision which most closely reflects the economic purpose and the intentions of the parties on which this agreement is based.

Umkirch, 8/10/98 [handwritten date]         Freiburg, 8/14/98 [handwritten date]

  [illegible signature]                     [illegible signature]  [illegible signature]
-------------------------                   ---------------------- ---------------------
      (Gerd Knoll)                            (Rudiger Hausherr)    (Michael Gensitz)
  Managing Director of                                 Managing Directors of
    Medireha GmbH                                           Ormed GmbH

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                               Agreement Products
                                     Annex 1

1. Passive movement devices
    - for knees, shoulder, elbows, ankles and hips

2. Active movement devices
    - for knees, shoulder, elbows, ankles and hips

3. Splints - arm abduction splints

4. Heat and cold therapy devices

5. Repairs, replacement parts and accessories for the above products

Umkirch, 8/10/98 [handwritten date]         Freiburg, 11/17/98 [handwritten date]

  [illegible signature]                     [illegible signature]   [illegible signature]
-------------------------                   ---------------------   ---------------------
Gerd Knoll                                  Michael Gensitz         Rudiger Hausherr
Medireha GmbH                               Ormed GmbH              Ormed GmbH